UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a presentation, to be provided to shareholders by Telephone and Data Systems, Inc. (“TDS”) on and after November 9, 2018, as part of its shareholder engagement program, together with the following legend:

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2019 annual meeting of shareholders. Information regarding TDS directors and executive officers, and other persons who may also be deemed to be participants, and their respective interests in TDS by security holdings or otherwise is set forth in TDS’ proxy statement relating to its 2018 annual meeting, including schedules, as filed with the Securities and Exchange Commission (“SEC”) on April 11, 2018, which may be obtained free of charge at the SEC’s website at www.sec.gov and TDS’ website at www.tdsinc.com. There has been no material change to such directors, executive officers or other participants or their interests since that time, except to the extent noted in TDS’ filings with the SEC since that time. In addition, the class of other employees of TDS that may be employed in the solicitation of proxies include employees in investor relations and communications who report to the Senior Vice President – Corporate Relations and Corporate Secretary of TDS. The nature of their employment in such solicitations will be preparing communications (which will be filed with the SEC as required under Regulation 14A), responding to questions from shareholders and requesting shareholders to return proxies to TDS. Additional information concerning participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise will be included in the proxy statement filed by TDS in connection with its 2019 annual meeting of shareholders. The 2019 proxy statement, other solicitation materials and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS on its website at www.tdsinc.com. TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS FILED BY TDS IN CONNECTION WITH THE TDS 2019 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS AND OTHER MATTERS TO BE CONSIDERED AT THE 2019 ANNUAL MEETING OF SHAREHOLDERS.

November 9, 2018 Shareholder Engagement 2018 Update Our mission is to provide outstanding communications services to our customers and meet the needs of our shareholders, our people and our communities

Safe Harbor Statement All information set forth in this presentation, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents furnished to the Securities and Exchange Commission. 2

Our Company • 6 million connections • 9,600 • Controlled company with • Conservative (rural and suburban) employees focus on long-term value financing strategy creation U.S. Cellular (NYSE: USM) (82% owned) (wholly owned) (wholly owned) Wireless Broadband, video, and voice hosted & managed services 3

Operations 4

TDS - Strategic Priorities • Manage portfolio of businesses to ensure long-term growth and sustainability • Create long-term shareholder value • Invest in our business to improve revenues and returns • Investments in 5G (Wireless) and in Cable and Fiber initiatives • Return value to shareholders through dividends and/or share repurchases • Paid $69 million in cash dividends in 2017 • Paid $54 million in cash dividends in the 9 months ended 2018 • Increased dividend rate 3% in 2018 • Dividend increases for the past 44 consecutive years * Retroactively adjusted for the effect of 2005 stock dividend. 5

Executing on Strategic Priorities Balancing customer growth and profitability • Protect and grow our subscriber base • Sequential improvement in gross and net additions throughout 2018 • Drive revenue growth • Returned to revenue growth in 2018 due to larger customer base, unlimited plans, continued adoption of equipment installment plans, high margin device protection revenue and increases in roaming revenue and tower rental revenue • Aggressive, yet economical, device promotions and competitive plan pricing • Customers continue to like the simplicity of Total Plans…61% of postpaid base • Continue to drive improvements in cost structure • Drove $100 million of reduced spending in 2017 and on track to do another $100 million reduction in 2018 • Invest in network • VoLTE deployed in Iowa, Wisconsin, California, Oregon and Washington • Developing 5G strategy for 2019 and beyond 6

Operating results (1) ($ in millions) % Nine months ended 2018 2017 Change Total operating revenues $2,916 $2,862 2% System operations expense 566 549 3% Cost of equipment sold 716 749 (4%) Selling, general and administrative expenses 1,014 1,041 (2%) Total cash expenses (2) 2,296 2,339 (2%) Adjusted OIBDA (3) 620 523 18% Adjusted EBITDA (3) 750 631 19% Capital Expenditures $ 274 $ 257 7% (1), (2), (3) – See slide 26 for explanation 7

Executing on Strategic Priorities Wireline and Cable share a common strategy to grow high- margin broadband services, bundled with video and voice services to reduce churn • Wireline • Executing fiber build program both in and out of the current ILEC footprint • Investments will provide future growth opportunities • Successfully obtained Federal and State support to bring upgraded broadband services to our markets • A-CAM (Federal support) investments in 25 states • Receipt of state broadband grants • Cable • Increasing broadband penetration and ARPU • Double digit broadband growth driving margin expansion • Continue to evaluate potential acquisitions 8

Operating results (1) ($ in millions) % Nine months ended 2018 2017 Change Wirelines revenues $526 $538 (2%) Cable revenues 170 152 12% Total operating revenues 695 690 1% Wireline expenses 451 457 (1%) Cable expenses 174 145 20% Total operating expenses 624 601 4% Adjusted EBITDA (3) 236 243 (3%) Capital Expenditures $140 $127 11% (1), (2), (3) – See slide 26 for explanation 9

Corporate Governance Outreach Goal: Engage in dialogue with our shareholders regarding corporate governance practices. 10

2018 Corporate Governance Updates • Refreshing the Board • Active process in place for 2019 • James W. Butman (President and CEO of TDS Telecom) elected to Board, replacing David A. Wittwer in 2018 • Kimberly D. Dixon elected to Board, replacing Herbert S. Wander in 2017 • Annual succession planning process to ensure robust succession pipeline • Third consecutive year of TDS issuing performance-based shares. Performance measures remained the same: • Return on Capital (“ROC”) • Total Revenue • Relative Total Shareholder Return (“TSR”) • U.S. Cellular, TDS’ biggest operating segment, issued performance- based shares for the second consecutive year. Performance measures tied to strategic priorities: • Simple Free Cash Flow • Consolidated Total Revenue • Postpaid Handset Voluntary Defection 11

U.S. Cellular’s Customer-Focused Corporate Culture Helps Drive Competitive Advantage • U.S. Cellular is TDS’ largest business unit, approximately 77% of total revenues and 60% of all employees • Delivering an exceptional customer experience is at the core of U.S. Cellular’s strategy and we believe that Associate Engagement is critical to delivering customer satisfaction, as well as attracting and retaining talent • U.S. Cellular has surveyed its employees since 2001 and the results have been shared with both the TDS and U.S. Cellular Board of Directors • 90% survey response rate in 2018 • Employees are overwhelmingly satisfied with U.S. Cellular and would recommend the Company to others • U.S. Cellular was awarded a 2018 Top Workplaces honor by The Chicago Tribune – ranked #5 across all large companies in Chicago • U.S. Cellular’s volunteer Associate Resource Groups, in place since 2014, promote a culture of diversity and inclusion through programming, advocacy and continuing learning: • Asian American Network (AAN) • CapAble Associate Network (CAN) • Latino Associate Network (LAN) • Network of Black Associates (NBA) • Next Generation Empowerment Network (N-GEN) • USC Pride • Veteran Associates Leading Organizational Results (VALOR) • Women in Action (WIA) 12

An Engaged Workforce is TDS’ Competitive Advantage TDS Telecom • Employee Resource Groups (ERGs) based on employees’ interests, backgrounds and personal situations build small, connected communities within the workforce • TDS Telecom currently has four ERGs: • Patriot • Intern • Achieving a Better Life/Work Environment for Individuals with Disabilities • Women in Technology • TDS Telecom (27% of employees) conducts periodic employee surveys. • TDS Telecom’s 2018 survey showed strong participation (91%) and overall favorability improvement in all categories. TDS (Enterprise-wide) • TDS named to Forbes 2018 list of “America’s Best Large Employers” (#262) and “Best Employers for Diversity” (#190) 13

Corporate Governance Practice Highlights • Annual election of all directors • Annual "Say on Pay" vote • Independent directors meet separately • Policy prohibiting pledging and hedging of company shares • Charter and bylaws can be amended by a simple majority vote • Authority of each committee to retain independent advisors • TDS has established a Corporate Governance and Nominating Committee (CGNC) even though, as a controlled company, TDS is not required to do so • The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separate • A Technology Advisory Group Committee informs directors of technology matters impacting the company’s future 14

Ongoing Board Refreshment Process • Developed program in 2013 • Annual Board of Directors self-assessment • Evaluates performance and effectiveness of the Board • Discusses matters related to board meetings, board composition, committees, board oversight and other matters • CGNC monitors skills, experiences and qualifications of board members to ensure they can meet current and future opportunities and challenges • Process led to election of Kimberly Dixon in 2017 • Continually reviews need for additional perspectives and skills in the boardroom, and is actively considering potential new board candidates 15

Well-Functioning Board of Directors • Engaged Board, taking decisive action as needed • Board discussions are open, frank and substantive • Independents work collaboratively and constructively with controlling shareholders • Controlling shareholders value board expertise, continuity and knowledge • Independent directors meet in private sessions regularly • Independents may engage special counsel • Ongoing commitment to Board education including attendance at industry events 16

Appendix: 17

Board Tenure Independent (I)/ Years of Service Committee Non-Independent (N) Clarence A. Davis I 9 Audit Kimberly D. Dixon I 1 Compensation; Technology Advisory Group George W. Off I 21 Audit; Compensation; Technology Advisory Group Christopher D. O’Leary I 12 Audit; Compensation; Technology Advisory Group Mitchell H. Saranow I 14 Audit; Corporate Governance and Nominating Gary L. Sugarman I 9 Compensation James W. Butman N 0 LeRoy T. Carlson, Jr. N 50 Corporate Governance and Nominating; Technology Advisory Group Letitia G. Carlson N 22 Prudence E. Carlson N 10 Walter C.D. Carlson N 37 Corporate Governance and Nominating Kenneth R. Meyers N 11 Average Tenure of Directors Elected by Holders of Common Shares 8 Average Tenure 16 Average Tenure of Independents 11 Age Gender Race/Ethnicity Tenure 0-5 Years 50's African 2 3 3 1 4 60's Women American 2 6-9 Years 8 70's 9 Men Caucasian 5 11 10+ Years 18

Biographical Information on TDS Independent Directors 19

Clarence A. Davis Management Experience Board Experience Significant leadership and operational • Current or former director of multiple experience in multiple industries, including boards, including Gabelli Capital Assets technology (CEO—Nestor, Inc.), accounting Fund, Gabelli ESG Fund, and GDL Fund; (CFO, COO--American Institute of Certified Nestor, Inc.; Oneida Ltd.; Pennichuck Corp.; Public Accountants), manufacturing, Sonesta International Hotels; and BizEquity media/broadcasting, agriculture • Current or former member of at least seven Audit Committees • Designated financial expert Business Expertise Substantial expertise in management, TDS Board History operations, accounting/finance, cost • Originally nominated by GAMCO control, fraud investigation and • TDS director since 2009 internal controls, sales, • Member, TDS Audit Committee M&A/restructuring, investing (designated as Financial Expert) 20

Kimberly D. Dixon Management Experience Board Experience Significant leadership and operating and • Current member of a privately- financial management experience at FedEx held board Office and Sprint, including experience in • Former board member of consumer and business marketing, sales and several non-profits distribution TDS Board History Business Experience • TDS director since 2017 Substantial expertise in sales, marketing • Member, TDS Compensation and retail operations. Twenty years Committee experience in the telecommunications • Member, Technology Advisory industry Group Committee • Identified by an executive search firm 21

Christopher D. O’Leary Management experience Board Experience Extensive leadership experience as Chief Former Board member of Newell Operating Officer International of General Rubbermaid, and member of its Mills (2006-2016); significant roles with Nominating/Governance Committee and leading consumer packaged goods providers, its Organizational Development & including PepsiCo Compensation Committee TDS Board history Business expertise • TDS director since 2006 • More than 30 years of • Member, TDS Compensation Committee; experience in consumer retail, Chair since 2016 marketing, and operations for • Member, TDS Audit Committee large, multinational • Member, Technology Advisory Group corporations Committee • Senior Advisor at KKR • Identified by executive search firm • Partner at Twin Ridge Capital Management 22

George W. Off Management Experience Board Experience Substantial leadership and operational Current or former member of multiple boards, management experience for marketing including The Retail Equation, Infinian Mobile services firm (Co-founder and CEO, Catalina Commerce & Analytic Solutions, Catalina Marketing Corporation) and multinational Marketing Corporation, Checkpoint Systems manufacturer (CEO, Checkpoint Systems) TDS Board History Business Expertise • TDS director since 1997 • Significant business expertise in • Chair, TDS Audit Committee marketing, operations, retail customer analytics, retail and • Member, TDS Compensation Committee marketing technology • Member, Technology Advisory Group • CERT certificate in Cybersecurity Committee Oversight issued by Carnegie • Identified by executive search firm Mellon University 23

Mitchell H. Saranow Management Experience Board Experience • Significant leadership experience in • Public board experience includes manufacturing (Founder--Fluid Management, Navigant Consulting, Telular SureTint Technologies), cable (Co-founder, Mid- Corporation, North American Atlantic CATV), food service distribution (CFS Scientific, Lawson Products Continental), corporate finance (Warburg, • Designated financial expert Paribas, Becker), and consulting (Co-CEO, • Trustee of Illinois Institute of Navigant Consulting) Technology • Independent financial advisor to companies in multiple industries Business Expertise TDS Board History • Successful business founder and innovator • TDS director since 2004 • Substantial expertise in strategic planning, • Member, TDS Audit Committee operations, accounting, budgeting, financial (designated as Financial Expert) reporting and controls, acquisitions, • Member, TDS Corporate Governance investing, legal and Nominating Committee 24

Gary L. Sugarman

Management Experience

- More than 25 years of leadership and management experience, including traditional telcos (Co-founder and CEO, Mid-Maine Communications
- Operating roles at Rochester Telephone Company, now known as Frontier), network infrastructure providers (Exec. Chairman, Veroxity Technology Partners), financial technology (Exec. Chairman, FXecosystem), and technology venture funds and banks (Founder, Richfield Capital Partners/Richfield Associates).
- Investor in and advisor to Dezignable Inc., an on-line B2B interior design company.

Business Expertise

Significant business expertise in many aspects of the telecommunications industry, including M&A, operations, infrastructure, finance and investing

Board Experience

Current board member of OTELCO. Former member of multiple telecommunications boards, including PrairieWave Communications, Veroxity Technology Partners, Interlakes Cable, and FXecosystem

TDS Board History

- Originally nominated by GAMCO
- TDS director since 2009
- Member, TDS Compensation Committee

TDS 25

Adjusted OIBDA and Adjusted EBITDA Reconciliation (1)

($ in millions)	Nine months ended Sept 30, 2018				Nine months ended Sept 30, 2017			
	U.S. Cellular	Wireline	Cable	Total TDS Telecom (4)	U.S. Cellular	Wireline	Cable	Total TDS Telecom (4)(5)
Net income (loss) (GAAP)	$143	N/A	N/A	$73	$(259)	N/A	N/A	$58
Add back:								
Income tax expense (benefit)	55	N/A	N/A	7	(19)	N/A	N/A	37
Income (loss) before income taxes (GAAP)	**198**	**83**	**(3)**	**80**	**(278)**	**88**	**7**	**95**
Add back:								
Interest expense	87	(1)	---	(1)	85	---	---	---
Depreciation, amortization and accretion expense	478	108	52	160	460	114	32	146
EBITDA (3) (non-GAAP)	763	189	49	238	267	201	39	241
Add back:								
Loss on impairment	---	---	---	---	370	---	---	---
(Gain) loss on asset disposals, net	5	(3)	1	(2)	14	1	1	2
(Gain) loss on sale of business and other exit costs, net	---	---	---	---	(1)	---	---	---
(Gain) loss on license sales and exchanges, net	(18)	---	---	---	(19)	---	---	---
Adjusted EBITDA (3) (non-GAAP)	750	186	50	236	631	202	41	243
Deduct:								
Equity in earnings of unconsolidated entities	120	---	---	---	101	---	---	---
Interest and dividend income	10	5	1	5	6	4	--	4
Other, net (5)	---	2	---	2	1	3	---	2
Adjusted OIBDA (3) (non-GAAP)	$620	$179	$50	$229	$523	$196	$40	$236

1) As of January 1, 2018, TDS and U.S. Cellular adopted ASC 606, using modified retroactive approach. Under this method, the new accounting standard is applied only to 2018.
2) Total cash expenses represent total operating expenses as shown in the Consolidated Statement of Operations Highlights in the TDS and U.S. Cellular SEC Forms 8-K, less depreciation, amortization and accretion and gain/losses.
3) EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS and U.S. Cellular do not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS' and U.S. Cellular's operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS' and U.S. Cellular's financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management's evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA flow to the corresponding GAAP measure, Net income or Income (loss) before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2018, can be found on TDS' and U.S. Cellular's website at investors.tdsinc.com or investors.uscellular.com.
4) TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments. Effective January 1, 2018, HMS is no longer reported under TDS Telecom. Prior periods have been recast to conform to the revised presentation.
5) ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively. All prior periods have been recast to conform to this standard.

26